ANNEX A

To the Transfer Agency and Service Agreement, as amended,

by and between

SPDR® Series Trust and State Street Bank and Trust Company

ETF	Trading Symbol
SPDR Portfolio S&P 1500 Composite Stock Market ETF	SPTM

SPDR Portfolio S&P 500 ETF	SPLG

SPDR Portfolio S&P 600 Small Cap ETF	SPSM

SPDR Portfolio S&P 500 Growth ETF	SPYG

SPDR Portfolio S&P 500 Value ETF	SPYV

SPDR Portfolio S&P 400 Mid Cap ETF	SPMD

SPDR Portfolio S&P 500 High Dividend ETF	SPYD

SPDR S&P 400 Mid Cap Growth ETF	MDYG

SPDR S&P 400 Mid Cap Value ETF	MDYV

SPDR S&P 600 Small Cap Growth ETF	SLYG

SPDR S&P 600 Small Cap Value ETF	SLYV

SPDR Global Dow ETF	DGT

SPDR Dow Jones REIT ETF	RWR

SPDR S&P Bank ETF	KBE

SPDR S&P Capital Markets ETF	KCE

SPDR S&P Insurance ETF	KIE

SPDR NYSE Technology ETF	XNTK

SPDR S&P Dividend ETF	SDY

SPDR S&P Aerospace & Defense ETF	XAR

SPDR S&P Biotech ETF	XBI

SPDR S&P Health Care Equipment ETF	XHE

SPDR S&P Health Care Services ETF	XHS

SPDR S&P Homebuilders ETF	XHB

SPDR S&P Metals & Mining ETF	XME

SPDR S&P Oil & Gas Equipment & Services ETF	XES

SPDR S&P Oil & Gas Exploration & Production ETF	XOP

SPDR S&P Pharmaceuticals ETF	XPH

SPDR S&P Retail ETF	XRT

SPDR S&P Semiconductor ETF	XSD

SPDR S&P Software & Services ETF	XSW

SPDR S&P Telecom ETF	XTL

SPDR S&P Transportation ETF	XTN

SPDR S&P Regional Banking ETF	KRE

SPDR Bloomberg 1-3 Month T-Bill ETF	BIL

SPDR Portfolio Intermediate Term Treasury ETF	SPTI

SPDR Portfolio Long Term Treasury ETF	SPTL

SPDR Portfolio TIPS ETF	SPIP

SPDR Portfolio Aggregate Bond ETF	SPAB

SPDR Nuveen Bloomberg Municipal Bond ETF	TFI

SPDR Bloomberg International Treasury Bond ETF	BWX

SPDR Nuveen Bloomberg Short Term Municipal Bond ETF	SHM

SPDR Bloomberg High Yield Bond ETF	JNK

SPDR FTSE International Government Inflation-Protected Bond ETF	WIP

SPDR Bloomberg Short Term International Treasury Bond ETF	BWZ

ANNEX A

To the Transfer Agency and Service Agreement, as amended,

by and between

SPDR® Series Trust and State Street Bank and Trust Company

ETF	Trading Symbol
SPDR Portfolio Intermediate Term Corporate Bond ETF	SPIB

SPDR Portfolio Long Term Corporate Bond ETF	SPLB

SPDR Bloomberg Convertible Securities ETF	CWB

SPDR Portfolio Mortgage Backed Bond ETF	SPMB

SPDR ICE Preferred Securities ETF	PSK

SPDR Portfolio Short Term Corporate Bond ETF	SPSB

SPDR Bloomberg International Corporate Bond ETF	IBND

SPDR Bloomberg Emerging Markets Local Bond ETF	EBND

SPDR Portfolio Corporate Bond ETF	SPBO

SPDR Nuveen Bloomberg High Yield Municipal Bond ETF	HYMB

SPDR Portfolio Short Term Treasury ETF	SPTS

SPDR Bloomberg Investment Grade Floating Rate ETF	FLRN

SPDR Bloomberg Short Term High Yield Bond ETF	SJNK

SPDR Portfolio High Yield Bond ETF	SPHY

SPDR S&P 1500 Value Tilt ETF	VLU

SPDR S&P 1500 Momentum Tilt ETF	MMTM

SPDR SSGA US Large Cap Low Volatility Index ETF	LGLV

SPDR SSGA US Small Cap Low Volatility Index ETF	SMLV

SPDR Bloomberg 1-10 Year TIPS ETF	TIPX

SPDR MSCI USA StrategicFactors ETF	QUS

SPDR S&P 500 Fossil Fuel Reserves Free ETF	SPYX

SPDR Russell 1000 Yield Focus ETF	ONEY

SPDR Russell 1000 Momentum Focus ETF	ONEO

SPDR Russell 1000 Low Volatility Focus ETF	ONEV

SPDR FactSet Innovative Technology ETF	XITK

SPDR MSCI USA Gender Diversity ETF	SHE

SPDR S&P Kensho Intelligent Structures ETF	SIMS

SPDR S&P Kensho Smart Mobility ETF	HAIL

SPDR S&P Kensho Future Security ETF	FITE

SPDR S&P Kensho Clean Power ETF	CNRG

SPDR S&P Kensho Final Frontiers ETF	ROKT

SPDR S&P Kensho New Economies Composite ETF	KOMP

SPDR S&P 500 ESG ETF	EFIV

SPDR Bloomberg 3-12 Month T-Bill ETF	BILS

SPDR Bloomberg Emerging Markets USD Bond ETF	EMHC

SPDR S&P SmallCap 600 ESG ETF	ESIX

SPDR MSCI USA Climate Paris Aligned ETF	NZUS

SPDR MarketAxess Investment Grade 400 Corporate Bond ETF	LQIG

SPDR Portfolio S&P Sector Neutral Dividend ETF	SPDG

SPDR Portfolio Treasury ETF	SPTB

Dated: May 20, 2024